Exhibit 99.1

DURECT Corporation Announces Development Program Milestones for Fiscal Year 2005

CUPERTINO, Calif.

January 12, 2005

DURECT Corporation (NASDAQ: DRRX) today announced its intended clinical and corporate milestones for the fiscal year 2005.

“These announced milestones are intended to assist the investment community to track our progress throughout the coming year,” said James E. Brown, President and CEO of DURECT. “DURECT will continue to drive forward our development programs in 2005 to build lasting value for our shareholders.”

Anticipated Development Program Milestones

Transdermal Sufentanil Pain Product Candidate

•	Our transdermal sufentanil product candidate (significantly smaller than the size of currently marketed transdermal fentanyl patches for a therapeutically equivalent dose) is intended to provide extended chronic pain relief for up to seven days, compared to three days of relief provided by currently available opiate patches.

•	We intend to complete Phase I clinical studies and initiate Phase II studies during the first half of 2005. We anticipate that Phase II studies will be completed in the second half 2005.

Post-Operative Pain Depot Product Candidate

•	Our post-operative pain relief depot product candidate is a sustained release injectable designed to provide 2-3 days of post-surgical pain relief and is based on our patented SABER™ delivery system.

•	We intend to complete our on-going Phase II trial and announce the clinical results in the second half of 2005.

Remoxy™ (Collaboration with Pain Therapeutics, Inc.)

•	Remoxy is a novel long-acting oral formulation of oxycodone based on DURECT’s ORADUR™ technology, a proprietary oral sustained release technology with several potential abuse deterrent properties.

•	We intend to support the ongoing Phase III clinical program conducted by our commercialization partner, Pain Therapeutics, Inc.

CHRONOGESIC® (sufentanil) Pain Therapy Product Candidate (Collaboration with Endo Pharmaceuticals)

•	CHRONOGESIC is a subcutaneous implant that is intended to continuously deliver sufentanil, an opioid medication, for an extended duration.

•	We continue to work on the system design of our CHRONOGESIC product in order to resume clinical trials for this product.

Alzheimer’s Disease Product Candidate (Collaboration with Voyager Pharmaceuticals)

•	Our DURIN™-based leuprolide acetate product candidate is intended to treat patients suffering from Alzheimer’s disease.

•	In 2005, Voyager plans to complete the on-going Phase I study with our DURIN-based product.

•	In 2005, Voyager plans to complete its ongoing Phase II study in women with the active agent and complete an interim analysis of its ongoing Phase II study in men with the active agent.

•	Based on the results of these three studies, Voyager plans to begin Phase III pivotal studies for our DURIN-leuprolide Alzheimer’s product candidate during the second half of 2005.

About DURECT Corporation

DURECT Corporation is an emerging specialty pharmaceuticals systems company focused on the development of pharmaceutical systems based on its proprietary drug delivery platform technologies that treat chronic debilitating diseases and enable biotechnology products. These platform technologies include the SABER(TM) Delivery System (a patented and versatile depot injectable useful for protein and small molecule delivery), the ORADUR(TM) sustained release oral gel-cap technology (an oral sustained release technology with several potential abuse deterrent properties), the DURIN(TM) Biodegradable Implant (drug-loaded implant system) and the MICRODUR(TM) Biodegradable Microparticulates (microspheres injectable system). DURECT also collaborates with pharmaceutical companies to develop and commercialize proprietary and enhanced pharmaceutical products based on its technologies. DURECT has five disclosed on-going development programs of which three are in collaboration with pharmaceutical partners. Additional information about DURECT is available at www.durect.com.

NOTE: SABER(TM), ORADUR(TM), DURIN(TM) and MICRODUR(TM) are trademarks of DURECT Corporation. Other referenced trademarks belong to their respective owners.

The statements in this press release regarding DURECT’s product candidates, their designs and intended uses, and DURECT’s and our collaborators’ product development and clinical trial plans are forward-looking statements involving risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, DURECT’s ability to complete the design, development, and manufacturing process development of its products, manufacture and commercialize its products, obtain product and manufacturing approvals from regulatory agencies, manage its growth and expenses, manage relationships with third parties, finance its activities and operations, as well as marketplace acceptance of these products. Further information regarding these and other risks is included in DURECT’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed with the SEC on November 5, 2004 under the heading “Factors that may affect future results.”

CONTACTS:

DURECT Corporation

Schond L. Greenway, Executive Director, Investor Relations and Strategic Planning

Phone: +1-408-777-1417

Vida Communication:

Stephanie C. Diaz (investors), +1-415-885-2298,sdiaz@vidaLLC.com

Tim Brons (media), +1-646-319-8981, tbrons@vidaLLC.com